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                                                                   Exhibit 10.19

                     SEVENTH AMENDMENT TO CREDIT AGREEMENT
                     -------------------------------------

         This Seventh Amendment to Credit Agreement ("Amendment"), dated August 8, 2001, is entered into by and among PNC Bank, National Association ("Bank"), RMH Teleservices, Inc. ("Borrower"), and RMH Teleservices International, Inc. ("Surety").

                                  BACKGROUND
                                  ----------

         A. Borrower and Bank are parties to a certain letter agreement, dated March 21, 1997 (as amended, supplemented, replaced, restated or otherwise modified from time to time, "Credit Agreement"), pursuant to which Bank established for the benefit of Borrower a line of credit in the maximum aggregate principal amount of Twenty Million Dollars ($20,000,000). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Credit Agreement.

         B. Borrower has failed to maintain the minimum Interest Coverage Ratio under the Credit Agreement for the period ending June 30, 2001 and has failed to execute certain security documents as required under the Waiver Letter dated May 15, 2001. Borrower's failure to (a) comply with the Interest Coverage Ratio as of June 30, 2001 and (b) execute the security documents constitute Events of Default. Such Events of Default are referred to herein as the "Existing Defaults."

         C. Bank and Borrower desire to modify the terms and conditions of the Credit Agreement as more fully set forth herein.

TERMS AND CONDITIONS
--------------------

         NOW, THEREFORE, with the foregoing Background hereinafter incorporated by reference, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1.    Consent to Loan: Notwithstanding any provision in the Credit
               ---------------
Agreement to the contrary, the Bank hereby consents to Borrower obtaining a Five Million Dollar ($5,000,000) loan from Special Investment Risks, Ltd.

         2.    Negative Covenants: The Credit Agreement is hereby amended by
               ------------------
deleting Subsection (III)(b)(iv) of Exhibit "A" in its entirety and replacing it with the following:

                     (iv) purchase money indebtedness (including capitalized lease obligations) incurred for the acquisition of fixed assets, limited in amount equal to $15,000,000 at any time outstanding in the aggregate for Borrowers and all Subsidiaries,

         3.    Waiver:
               ------

               (a) Upon satisfaction of the Conditions to Closing (as defined below), the Bank hereby waives the Existing Defaults.

               (b) Except as expressly described above, this waiver shall not constitute (a) a modification or an alteration of any of the terms, conditions or covenants of the Agreement or any of the other Loan Documents, all of which remain in full force and effect, or (b) a waiver, release or limitation upon the Bank's exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This waiver shall not relieve or release the Borrower or any guarantor in

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any way from any of its respective duties, obligations, covenants or agreements under the Agreement or any of the other Loan Documents or from the consequences of any Event of Default, other than the Existing Defaults. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

     4.   Representations and Warranties: Borrower and Surety each represents
          ------------------------------
and warrants to Bank that:

          (a) the execution, delivery and performance by Borrower and Surety of this Amendment and the transactions contemplated herein: (i) are and will be within the corporate powers of Borrower and Surety; (ii) have been authorized by all necessary corporate action; (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law to which Borrower or Surety or any property of Borrower or Surety is bound; and (iv) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under the articles of incorporation or bylaws or any indenture, agreement or undertaking to which Borrower or Surety is a party or by Borrower or Surety or property of Borrower or Surety is bound;

          (b) this Amendment and any other agreements, instruments or documents executed and/or delivered in connection herewith, are valid, binding and enforceable against Borrower and Surety, in accordance with their respective terms;

          (c) each of the representations and warranties contained in, and each of the exhibits and/or schedules attached to, the Credit Agreement, as amended hereby, and all related agreements, instruments and documents are true and correct as of the date hereof as to Borrower and Surety, as applicable;

          (d) after giving effect to the waiver set forth in Paragraph 3 of this Amendment, no Event of Default and no event which, with the passage of time, giving of notice, or both, would become an Event of Default under the Credit Agreement, is existing.

     5.   Authorization: Upon the Effective Date, Borrower hereby authorizes the
          -------------
Bank to prefile (without Borrower's signature), UCC-1 financing statements covering the Collateral (as defined below).

     6.   Confirmation of Indebtedness: Borrower ratifies and reaffirms all of
          ----------------------------
its obligations to Bank under the Credit Agreement and related agreements, instruments and documents and agrees that the same are owing to Bank without any deduction, defense, setoff, claim or counterclaim, of any nature.

     7.   Reaffirmation by Surety: Surety, by its execution of this Amendment,
          -----------------------
hereby unconditionally consents to the terms and conditions of this Amendment and the transactions contemplated herein. Surety further reaffirms its obligations under its surety agreement in favor of Bank and acknowledges and agrees that it continues to be liable as surety for all of the liabilities, debts and obligations of Borrower to Bank under the Credit Agreement, as amended hereby. Surety further confirms and agrees that the execution and delivery of this Amendment does not in any way impair any obligations of Surety to Bank under its surety agreement and that the terms and conditions of such surety agreement remain unchanged and in full force and effect and that such surety agreement constitutes the valid, binding and enforceable obligation of Surety, in accordance with its terms, without any deduction, defense, setoff, claim or counterclaim, of any nature.

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     8.   Conditions to Closing: The obligation of Bank to enter into this
          ---------------------
Amendment are subject to, and this Amendment shall become effective upon ("Effective Date"), the following conditions having been satisfied in full to the complete satisfaction of Bank:

          (a) Borrower shall have delivered, or cause to be delivered, to Bank the following documents (all to be in form and substance acceptable in all respects to Bank):

               (i)   this Amendment properly executed by Borrower and Surety;

               (ii) a certificate from the secretary of each of Borrower and Surety certifying resolutions adopted by the respective board of directors of Borrower and Surety authorizing the execution of, as appropriate, this Amendment, the granting of security interest in the Collateral, the prefiling of UCC-1 Financing statements and any other agreement, instrument or other document required to be executed and/or delivered by Borrower and/or Surety under any section hereof and authorizing the performance of the transactions contemplated herein;

               (iii) a security agreement executed by Borrower pursuant to which Borrower will grant Bank a first priority security interest in all of Borrower's personal property assets (tangible or intangible) including but not limited to existing and future accounts, contracts, chattel paper, documents, instruments, deposit accounts, general intangibles, investment property, inventory, equipment, and fixtures, and proceeds of all of the foregoing (the "Collateral");

               (iv) a guaranty and suretyship agreement executed by Teleservices Technology Company;

               (v) a trademark security agreement executed by Teleservices Technology Company; and

               (vi) such other agreements, instruments, and documents required to be executed and/or delivered under any provision of the Credit Agreement, as amended hereby, or as Bank may reasonably determine to carry out the intentions of parties hereunder.

          (b) after giving effect to the waiver set forth in Paragraph 3 of this Amendment, no Event of Default and no event or condition which, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Credit Agreement, is existing;

          (c) payment of a non-refundable waiver fee of Twenty Thousand Dollars ($20,000) to the Bank; and

          (d) payment or reimbursement by Borrower of all fees owing to Bank and Expenses (including, without limitation, reasonable attorneys' fees) incurred by Bank to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein, as well as all outstanding attorney's fees incurred by Bank.

     9.   Non-Waiver: This Amendment does not and shall not be deemed to
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constitute a waiver by Bank of any breach or violation of any representation, warranty or covenant made or agreed to by Borrower under the Credit Agreement, as amended hereby, and all claims and rights of Bank resulting from any such breach or violation are expressly reserved by Bank. This Amendment does not obligate Bank to agree to any further extension or any other modification of the Credit Agreement nor does it constitute a course of conduct or dealing on behalf of Bank or a waiver of

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any other rights or remedies of Bank. No omission or delay by Bank in exercising any right or power under this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

     10.  Incorporation: This Amendment (including, without limitation, any
          -------------
covenants contained herein) shall amend, and is incorporated into and made part of, the Credit Agreement. All references to the Credit Agreement contained in the Credit Agreement or other Loan Documents shall be deemed, for all purposes, to refer to the Credit Agreement as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Credit Agreement, the terms and provisions hereof shall control. Except as expressly amended by this Amendment, all of the terms, conditions and provisions of the Credit Agreement are hereby ratified and continue unchanged and remain in full force and effect.

     11.  No Modification: No modification of this Amendment or of any agreement
          ---------------
referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     12.  Headings: The headings of any section or paragraph of this Amendment
          --------
are for convenience only and shall not be used to interpret any provision of this Amendment.

     13.  Successor and Assigns: This Amendment will be binding upon and inure
          ---------------------
to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14.  Governing Law: This Amendment shall be governed by, and construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflict of laws rule.

     15.  Severability: The provisions of this Amendment are to be deemed
          ------------
severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     16.  Execution by Counterparts and Facsimile: This Amendment may be
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executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile shall also bind the parties hereto.

                        [SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, execute this Amendment on the date first above written.

                                          BANK:
                                          ----

                                          PNC Bank, National Association

                                          By: /s/ Karen Shoener
                                             ------------------------------
                                          Name:     Karen Shoener
                                               ----------------------------
                                          Title:      V.P.
                                                ---------------------------

                                          BORROWER:
                                          --------

                                          RMH Teleservices, Inc.

                                          By: /s/ Scot Brunke
                                             ------------------------------
                                          Name:   Scot Brunke
                                               ----------------------------
                                          Title:   CFO
                                                ---------------------------

                                          SURETY:
                                          ------

                                          RMH Teleservices International, Inc.

                                          By: /s/ Robert M. Berwagner
                                             ------------------------------
                                          Name:   Robert M. Berwagner
                                               ----------------------------
                                          Title:    COO/Secretary
                                                ---------------------------

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